________________________________________________________________________________


                              TOM'S FOODS INC.,

                                  as Issuer,

                                     and

                      IBJ SCHRODER BANK & TRUST COMPANY,

                       as Trustee and Collateral Agent
                            _____________________

                                  INDENTURE

                         Dated as of October 14, 1997
                            _____________________

                                 $70,000,000

               10 1/2% Senior Secured Notes due 2004, Series A

                                     and

               10 1/2% Senior Secured Notes due 2004, Series B

________________________________________________________________________________

                            CROSS-REFERENCE TABLE



TIA Section                                                Indenture Section

Section 310  (a) (1)...................................    7.10
             (a) (2)...................................    7.10
             (a) (3)...................................    7.12
             (a) (4)...................................    N.A.
             (b) ......................................    7.8; 7.10; 13.2
             (c) ......................................    N.A.
Section 311  (a) ......................................    7.11
             (b) ......................................    7.11
             (c) ......................................    N.A.
Section 312  (a) ......................................    2.5
             (b) ......................................    13.3
             (c) ......................................    13.3
Section 313  (a) ......................................    7.6
             (b) (1) ..................................    7.6
             (b) (2) ..................................    7.6
             (c) ......................................    7.6; 13.2
             (d) ......................................    7.6
Section 314  (a) ......................................    4.8; 13.2
             (b) ......................................    10.2
             (C) (1) ..................................    12.4
             (c) (2) ..................................    12.4
             (c) (3) ..................................    N.A.
             (d) ......................................    10.4(c); 10.6
             (e) ......................................    12.5
             (f) ......................................    N.A.
Section 315  (a) ......................................    7.1(b)
             (b) ......................................    7.5; 13.2
             (c) ......................................    7.1(a)
             (d) ......................................    7.1(c)
             (e) ......................................    6.11
Section 316  (a) (Last sentence)......................     2.9
             (a) (1) (A) ..............................    6.5
             (a) (1) (B) ..............................    6.4
             (a) (2) ..................................    N.A.
             (b) ......................................    6.7
Section 317  (a) (1) ..................................    6.8
             (a) (2) ..................................    6.9
             (b) ......................................    2.3; 2.4



Section 318  (a).......................................   12. 1

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS


                                  ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE


                                                                           Page
     SECTION 1.1.    Definitions............................................  1
     SECTION 1.2.    Incorporation by Reference of Trust
                        Indenture Act....................................... 30
     SECTION 1.3.    Rules of Construction.................................. 30


                                  ARTICLE II

                                THE SECURITIES

     SECTION 2.1.    Form and Dating........................................ 31
     SECTION 2.2.    Execution and Authentication........................... 35
     SECTION 2.3.    Registrar and Paying Agent............................. 36
     SECTION 2.4.    Paying Agent To Hold Assets in
                       Trust................................................ 37
     SECTION 2.5.    Securityholder Lists................................... 38
     SECTION 2.6.    Transfer and Exchange.................................. 39
     SECTION 2.7.    Replacement Securities................................. 39
     SECTION 2.8.    Outstanding Securities................................. 40
     SECTION 2.9.    Treasury Securities.................................... 40
     SECTION 2.10.   Temporary Securities................................... 41
     SECTION 2.11.   Cancellation........................................... 41
     SECTION 2.12.   Defaulted Interest..................................... 41
     SECTION 2.13.   CUSIP Number........................................... 42
     SECTION 2.14.   Deposit of Moneys...................................... 42
     SECTION 2.15.   Book-Entry Provisions for Global
                       Security............................................. 42
     SECTION 2.16.   Special Transfer Provisions............................ 44


                                  ARTICLE III

                                  REDEMPTION

     SECTION 3.1.    Notices to Trustee..................................... 51
     SECTION 3.2.    Selection of Securities To Be
                       Redeemed............................................. 51


                                                                            Page
     SECTION 3.3.    Notice of Redemption................................... 51
     SECTION 3.4.    Effect of Notice of Redemption......................... 53
     SECTION 3.5.    Deposit of Redemption Price............................ 53
     SECTION 3.6.    Securities Redeemed in Part............................ 53


                                  ARTICLE IV

                                  COVENANTS

     SECTION 4.1.    Payment of Securities.................................. 53
     SECTION 4.2.    Maintenance of Office or Agency........................ 54
     SECTION 4.3.    Corporate Existence.................................... 54
     SECTION 4.4.    Payment of Taxes and Other Claims...................... 55
     SECTION 4.5.    Maintenance of Properties;
                        Insurance; Books and Records;
                        Compliance with Law................................. 55
     SECTION 4.6.    Conduct of Business.................................... 56
     SECTION 4.7.    Compliance Certificates................................ 56
     SECTION 4.8.    Reports................................................ 57
     SECTION 4.9.    Further Assurance to the Trustee....................... 58
     SECTION 4.10.   Limitation on Indebtedness............................. 58
     SECTION 4.11.   Limitation on Restricted Payments...................... 59
     SECTION 4.12.   Limitation on Sale and Leaseback
                        Transactions........................................ 61
     SECTION 4.13.   Limitation on Liens.................................... 62
     SECTION 4.14.   Limitation on Sale of Assets........................... 62
     SECTION 4.15.   Limitation on Dividend and other
                        Payment Restrictions Affecting
                        Subsidiaries........................................ 67
     SECTION 4.16.   Limitation on Transactions with
                        Affiliates.......................................... 68
     SECTION 4.17.   Change of Control...................................... 69
     SECTION 4.18.   Limitation on Restricted and
                        Unrestricted Subsidiaries........................... 71
     SECTION 4.19.   Limitation on Guarantees by
                        Subsidiaries........................................ 73
     SECTION 4.20.   Impairment of Security Interest........................ 74
     SECTION 4.21.   Conflicting Agreements................................. 74
     SECTION 4.22.   Limitation on Amendments to Certain
                        Documents........................................... 74
     SECTION 4.23.   Real Property.......................................... 75

                                                                           Page
     SECTION 4.24.   Waiver of Stay, Extension or Usury
                       Laws................................................ 75


                                  ARTICLE V

                            SUCCESSOR CORPORATION


     SECTION 5.1.    When Company May Merge, Etc........................... 75
     SECTION 5.2.    Successor Entity Substituted.......................... 77


                                  ARTICLE VI

                             DEFAULT AND REMEDIES

     SECTION 6.1.    Events of Default..................................... 78
     SECTION 6.2.    Acceleration.......................................... 80
     SECTION 6.3.    Other Remedies........................................ 81
     SECTION 6.4.    Waiver of Past Default................................ 81
     SECTION 6.5.    Control by majority................................... 82
     SECTION 6.6.    Limitation on Suits................................... 82
     SECTION 6.7.    Rights of Holders To Receive
                       Payment............................................. 83
     SECTION 6.8.    Collection Suit by Trustee............................ 83
     SECTION 6.9.    Trustee May File Proofs of Claim...................... 83
     SECTION 6.10.   Priorities............................................ 84
     SECTION 6.11.   Undertaking for Costs................................. 85

                                 ARTICLE VII

                                   TRUSTEE


     SECTION 7.1.    Duties of Trustee..................................... 85
     SECTION 7.2.    Rights of Trustee..................................... 87
     SECTION 7.3.    Individual Rights of Trustee.......................... 88
     SECTION 7.4.    Trustee's Disclaimer.................................. 89
     SECTION 7.5.    Notice of Defaults.................................... 89
     SECTION 7.6.    Reports by Trustee to Holders......................... 89
     SECTION 7.7.    Compensation and Indemnity............................ 89
     SECTION 7.8.    Replacement of Trustee................................ 91
     SECTION 7.9.    Successor Trustee by Merger, Etc...................... 92
     SECTION 7.10.   Eligibility; Disqualification......................... 92
     SECTION 7.11.   Preferential Collection of Claims
                       Against Company..................................... 93

                                                                           Page
     SECTION 7.12.   Co-Trustee............................................  93

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.1.    Termination of Company's
                       Obligations.........................................  94
     SECTION 8.2.    Legal Defeasance and Covenant
                       Defeasance..........................................  96
     SECTION 8.3.    Application of Trust Money............................ 100
     SECTION 8.4.    Repayment to Company.................................. 101
     SECTION 8.5.    Reinstatement......................................... 101


                                  ARTICLE IX

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS


     SECTION 9.1.    Without Consent of Holders............................ 102
     SECTION 9.2.    With Consent of Holders............................... 103
     SECTION 9.3.    Compliance with Trust Indenture Act................... 104
     SECTION 9.4.    Revocation and Effect of Consents..................... 104
     SECTION 9.5.    Notation on or Exchange of
                       Securities.......................................... 105
     SECTION 9.6.    Trustee To Sign Amendments, Etc....................... 105


                                  ARTICLE X

                              SECURITY DOCUMENTS

     SECTION 10.1.   Collateral and Security Documents..................... 106
     SECTION 10.2.   Recording; Priority; Options, Etc..................... 107
     SECTION 10.3.   Disposition of Collateral Without
                       Release............................................. 109
     SECTION 10.4.   Release of Collateral................................. 112
     SECTION 10.5.   Substitute Collateral................................. 118
     SECTION 10.6.   Eminent Domain and Other
                       Governmental Takings................................ 119
     SECTION 10.7.   Trust Indenture Act Requirements...................... 121
     SECTION 10.8.   Suits To Protect the Collateral....................... 122
     SECTION 10.9.   Purchaser Protected................................... 122
     SECTION 10.10.  Powers Exercisable by Receiver or
                       Trustee............................................. 123

                                                                            Page
     SECTION 10.11.   Disposition of Obligations Received.................. 123
     SECTION 10.12.   Determinations Relating to
                        Collateral......................................... 123
     SECTION 10.13.   Renewal and Refunding................................ 124
     SECTION 10.14.   Release upon Termination of the
                        Company's Obligations.............................. 124


                                  ARTICLE XI

                         APPLICATION OF TRUST MONEYS

     SECTION 11.1.    "Trust Moneys" Defined............................... 125
     SECTION 11.2.    Retirement of Securities............................. 126
     SECTION 11.3.    Withdrawals of Insurance Proceeds
                        and Condemnation Awards............................ 128
     SECTION 11.4.    Withdrawal of Trust Moneys for
                        Reinvestment....................................... 132
     SECTION 11.5.    Powers Exercisable Notwithstanding
                        Event of Default................................... 134
     SECTION 11.6.    Powers Exercisable by Trustee or
                        Receiver........................................... 134
     SECTION 11.7.    Disposition of Securities Retired.................... 134
     SECTION 11.8.    Investment of Trust Moneys........................... 135


                                 ARTICLE XII

                                MISCELLANEOUS

     SECTION 12.1.   Trust Indenture Act Controls.......................... 135
     SECTION 12.2.   Notices............................................... 135
     SECTION 12.3.   Communications by Holders with other
                        Holders............................................ 136
     SECTION 12.4.   Certificate and Opinion of Counsel
                        as to Conditions Precedent......................... 137
     SECTION 12.5.   Statements Required in Certificate
                        and Opinion of Counsel............................. 137
     SECTION 12.6.   Rules by Trustee, Paying Agent,
                        Registrar.......................................... 137
     SECTION 12.7.   Legal Holidays........................................ 138
     SECTION 12.8.   Governing Law......................................... 138
     SECTION 12.9.   No Recourse Against Others............................ 138
     SECTION 12.10.  Successors............................................ 138

                                                                           Page
SECTION 12.11.  Duplicate Originals........................................ 138
SECTION 12.12.  Separability............................................... 138
SECTION 12.13.  Table of Contents, Headings, Etc........................... 139
SIGNATURES................................................................. 138



EXHIBIT A     - Form of Initial Security
EXHIBIT B     - Form of Exchange Security
EXHIBIT C     - Form of Certification to be given by the holders of beneficial interest in a temporary Regulation S global security to Euroclear or Cedel
EXHIBIT D     - Form of certification to be given by Euroclear operator or
                Cedel
EXHIBIT E     - Form of certification to be given by transferee of beneficial interest in a temporary Regulation S global security
EXHIBIT F     - Form of certification for transfer or exchange of restricted global security to temporary Regulation S global security
EXHIBIT G     - Form of certification for transfer or exchange of restricted global security to permanent Regulation S global security
EXHIBIT H     - Form of certification for transfer or exchange of temporary
                Regulation S global security or permanent Regulation S global security to restricted global security
EXHIBIT I     - Form of certification for transfer or exchange of non-global restricted security to restricted global security
EXHIBIT J     - Form of certification for transfer or exchange of non-global restricted security to permanent Regulation S global security or temporary Regulation S global security
EXHIBIT K-1   - Form of certification for transfer or exchange of non-global permanent Regulation S security to restricted global security
EXHIBIT K-2   - Form of certification for transfer or exchange of non-global permanent Regulation S security to permanent Regulation S global security
EXHIBIT L     - Form of Transferee Letter of Representation
EXHIBIT M     - Form of Legend for Book-Entry Securities

EXHIBIT N       -  Form of Mortgage
EXHIBIT O       -  Form of Security Agreement
EXHIBIT P       -  Form of Intercreditor Agreement
EXHIBIT Q       -  Form of Environmental Indemnity Agreement
EXHIBIT R       -  Form of Subordination Agreement


Schedule A      -  List of Mortgaged Real Properties

        INDENTURE dated as of October 14, 1997, among TOM'S FOOD'S INC., a Delaware corporation, as Issuer (the "Company") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee and as Collateral Agent (in either or both such capacities, the "Trustee").

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 10 1/2% Senior Secured Notes due 2004, Series A, of the Company (the "Initial Securities") and the 10 1/2% Senior Secured Notes due 2004, Series B, of the Company (the "Exchange Securities" and, together with the Initial Securities, the "Securities") to be issued as provided for in this Indenture. On the date hereof, $60,000,000 of the Initial Securities will be issued pursuant to this Indenture. Upon the issuance of the Exchange Securities and subject to certain conditions, an additional $10.0 million of the Exchange Securities may be issued pursuant to the Indenture.

        The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities, without distinction as to series:


                                  ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION I.1. Definitions.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

        "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

        "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Affiliate Transaction" has the meaning provided in Section 4.16.

        "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-registrar.

        "Agent Members" has the meaning provided in Section 2. 15.

        "Appraiser" means a Person who, in the ordinary course of its business, appraises property and, where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated.

        "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or by any of its Restricted Subsidiaries to any Person other than to the Company or to a Wholly Owned Restricted Subsidiary of (i) any Capital Stock of any Restricted Subsidiary or (ii) any other property or assets of the Company or of any Restricted Subsidiary, other than with respect to this clause (ii) any such sale, conveyance, transfer, lease, assignment or other transfer for value in the ordinary course of business; provided, however, Asset Sale shall not include any transaction for fair market value for which the Company or its Restricted Subsidiaries receive consideration of less than $750,000.

        "Asset Sale Offer" has the meaning provided in Section 4. 14.

        "Asset Sale Payment Date" means, with respect to any Available Amount from an Asset Sale, the earliest of (x) the 270th day following receipt of such Available Amount if no written commitments to apply such Available Amount to a use other than an Asset Sale Offer have been made prior to such day or (y) such earlier date on which an Asset Sale Offer shall expire.

        "Attributable Debt" means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

        "Available Proceeds Amount" has the meaning set forth in Section 4.14.

        "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors authorized to act for it hereunder.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions in the City of New York, are required or authorized by law or other governmental action to be closed.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Capitalized Lease obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's,,); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers, acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000 and at the time of purchase received one of the three highest ratings from the following rating organizations: S&P and Moody's; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) shares of any so-called "money market fund" or mutual fund which has at least 85 of its assets invested in investments of the type described in clauses
(i), (ii) and (iii) above including funds to which the Trustee may be the financial advisor and/or custodian.

        "CEDEL" means Cedel Bank, soci6t6 anonyme (or any successor securities clearing agency).

        "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the board of directors of the Company): (i) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of the Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof the Permitted Holders shall cease to have the power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having at least 51% of the ordinary voting power for the election of the directors of the Company; provided, that a merger of TFH and TFCC into the Company made in compliance with Article V will not be considered a merger for purposes of this clause (i); or (ii) the Company or any of its Restricted Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise dis-poses of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person or group (other than a wholly owned Subsidiary of the Company) of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons,,); or (iii) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of the Indenture); or (iv) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company or the Permitted Holders)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing at least 35% of the voting power of the Capital Stock of the Company and the Permitted Holders own or control less than 35%; or (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of (a) all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        "Change of Control Date" has the meaning provided in Section 4.17.

        "Change of Control Offer" has the meaning provided in Section 4.17.

        "Change of Control Payment Date" has the meaning provided in Section
4.17

        "Class A Preferred Stock" means the 7,000 Shares of Exchangeable Preferred Stock of the Company, $ 0.01 par value per share, Class A, with an initial aggregate liquidation preference of $7,000,000.

        "Class B Preferred Stock" means the 21,737 Shares of Preferred Stock of the Company, $0.01 par value per share, Class B, with an initial aggregate liquidation preference of $21,737,000.

        "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to or purported to be subject to the Lien of the Indenture or any of the Security Documents.

        "Collateral Account" means the collateral account to be established pursuant to Section 11.01 hereof.

        "Collateral Agent" means IBJ Schroder Bank & Trust Company, in its capacity as collateral agent and secured party under the Security Documents, and any successor thereto in such capacity.

        "Collateral Proceeds" has the meaning set forth in Section 4.14.

        "Commodity Agreement" of any Person means any option or futures contract or similar agreement or arrangement.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

        "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary and delivered to the Trustee.

        "Congress" means Congress Financial Corporation (Southern), a Georgia corporation, and its successors and assigns.

        "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense,
(iii) any amounts excluded from the calculation of Consolidated Interest Expense pursuant to the proviso of the definition thereof, (iv) the amount of any Preferred Stock dividends paid in cash by the Company and its Restricted Subsidiaries and (v) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Financial Statements" means the consolidated financial statements of the Company as contained in the Offering Memorandum.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of (a) Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Con-solidated EBITDA Coverage Ratio (the "Transaction Date") to (b) Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating

        "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (iii) notwithstanding clauses (i) and
(ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate par annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), Plus
(b) the product of (i) the amount of all cash dividend payments on any class of Preferred Stock of the Company and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period times (other than any payment of a dividend to the Company) (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP; provided, however, Consolidated Interest Expense shall not include non-cash dividends on the Class A Preferred Stock which are treated as interest expense in accordance with GAAP.

        "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,
(b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise, (e) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" of any Person as of any date means the consolidated stockholders, equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or arrangement designed to protect the Company and any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

        "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depository" means The Depository Trust Company, its nominees and successors.

        "Destruction" shall have the meaning assigned to such term in the mortgages.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Securities.

        "Equipment" shall have the meaning assigned to such term in the Security Agreement.

        "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

        "Events of Default" has the meaning provided in Section 6. 1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

        "Exchange Securities" means senior debt securities of the Company substantially identical to the Initial Securities except for the removal of transfer restrictions and the possible increase in aggregate principal amount as provided in clause (b)(ii)(b) of Section 4.10.

        "Exchange Offer" means the Company's offer to exchange Exchange Securities for the Securities.

        "Fair Market Value" or "Fair Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the board of directors of the Company, qualified to perform the task for which such firm has been engaged.

        "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "Global Security" means the global security, without coupons, representing all or a portion of the Securities deposited with DTC.

        "Guarantee" has the meaning set forth in Section 4 .19.

        "Holder" or "Securityholder" means each Person in whose name a Security is registered on the Registrar's books.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that (A) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be Incurred or issued, as the case may be, by such Subsidiary at the time it becomes a Subsidiary of the Company and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall be deemed to be an Incurrence of Indebtedness unless and to the extent such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (includ-ing by way of original issue discount) or (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed.

        "Indebtedness" means with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds, (vii) net liabilities of such Person under Interest Swap Obligations and Commodity Agreements, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien, and (ix) all Preferred Stock issued by such Person with the amount of Indebted-ness represented by such Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. For purposes hereof, the "maximum fixed repurchase price" of any Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Preferred Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

        "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

        "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

        "Industrial Revenue Bonds" shall mean (i) the $4,200,000 aggregate principal amount of Industrial Revenue Bonds of the Industrial Development Board of the County of Knox (General Mills, Inc. Project), Series 1979 (the "Knox County Industrial Revenue Bonds") and (ii) the $5,800,000 aggregate principal amount of Industrial Revenue Bonds of Taylor County (the "Taylor County Industrial Revenue Bonds").

        "Initial Purchaser" means PaineWebber Incorporated.

        "Initial Securities" has the meaning provided in the preamble to this Indenture.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Intercreditor Agreement" means the intercreditor agreement dated as of October 14, 1997 by and between the Trustee (in that capacity and as Collateral Agent) for itself and on behalf of the Holders, and Congress, as such Intercreditor Agreement is in effect on the Issue Date, other than any amendment, alteration, modification, or waiver thereto to the extent not materially adverse to the interests of the Company, the Trustee or the Holders, and any substitute or replacement intercreditor agreement executed and delivered as provided under the terms of the Intercreditor Agreement (or any such substitute or replacement intercreditor agreement), a form of which is attached hereto as Exhibit P.

        "Interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(viii) and (ix) or which would have accrued but for any such event.

        "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

        "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect
(i) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) others or any payment for property or services for the account or use of others), (ii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (iii) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with Section 4.10, and (iv) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in ac-cordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the date the Securities are initially issued.

        "Legal Holiday" means any day other than a Business Day.

        "Lien" means, with respect to any Person, (x) any mortgage, deed of trust, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement) and (y) any agreement to enter into any of the foregoing.

        "Liquidated Damages" means all additional interest owing pursuant to the Registration Rights Agreement.

        "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its

Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5 of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

        "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

        "Mortgage" means the mortgages, deeds of trust and deeds to secure debt, each dated as of the date hereof, made by the Company in favor of the Trustee (for the benefit of the Holders), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

        "Mortgaged Property" has the meaning assigned to such term in each Mortgage.

        "Net Award" has the meaning assigned to such term in the Mortgages and shall include any amounts received in respect of personal property pursuant to the Security Agreement or otherwise.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Restricted Subsidiaries from such Asset Sale (except to the extent that such obligations are sold with recourse to the Company or to any Restricted Subsidiary) net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((l) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements) and (c) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, be made during the term of the Securities).

        "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any wholly owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date; provided that the exchange, exercise, conversion or surrender of any Indebtedness which is subordinated (whether pursuant to its terms or by operation of law) to the Securities shall not be or be deemed to be included in Net Equity Proceeds.

        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

        "Net Proceeds" has the meaning assigned to such term in the Mortgages and shall include any amounts received in respect of any personal property pursuant to the Security Agreement.

        "Non-Collateral Proceeds" has the meaning set forth in Section 4.14.

        "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum of the Company, dated October 8, 1997 pursuant to which the Company offered the Securities.

        "Officer" means the Chairman, the President, any vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel which may be in the employ of the Company and who are acceptable to the Trustee.

        "Paying Agent" has the meaning provided in Section 2.3.

        "Payment default" has the meaning set forth in Section 6. 1.

        "Payment Restriction" has the meaning set forth in Section 4.15.

        "Permanent Regulation S Global Security" has the meaning set forth in
Section 2.1.

        "Permitted Holders" means Mr. Michael E. Heisley, his spouse, direct lineal descendants and any trust for the benefit of any of the foregoing.

        "Permitted Indebtedness" means, without duplication, each of the following:

        (i) Indebtedness under the Securities, the Exchange Securities and the Indenture (other than any Securities or Exchange Securities issued pursuant to clause (b)(ii)(B) of Section 4.10);

        (ii) Indebtedness outstanding from time to time pursuant to the Working Capital Facility in an aggregate principal amount not to exceed $17,000,000 outstanding at any time, plus interest, fees, costs and expenses from time to time payable under or in connection with the Working Capital Facility, reduced by any permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

        (iii) Commodity Agreements of the Company; provided, however, that such Commodity Agreements are entered into to protect the Company from fluctuations in the prices of commodities;

        (iv) Interest Swap Obligations of the Company; provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the prin-cipal amount of the Indebtedness to which such Interest Swap Obligation relates;

           (v) additional Indebtedness Incurred by the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $5,000,000 outstanding at any time;

           (vi) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (vii) Refinancing Indebtedness;

           (viii) guarantees by Restricted Subsidiaries of Indebtedness of the Company permitted under this Indenture; provided, however, such Restricted Subsidiaries have complied with Section 4.19;

           (ix) Indebtedness of the Company under Currency Agreements; provided, however, that such Currency Agreements are entered into to protect the Company from fluctuations in currency;

           (x) the Class A Preferred Stock and the Class B Preferred Stock;

           (xi) the Industrial Revenue Bonds; and

           (xii) Non-Contingent Indebtedness of the Company in an aggregate principal amount not to exceed $2.0 million in any fiscal year which is incurred to purchase distributorships and distributorship assets.

        "Permitted Investments" means (a) investments in cash and Cash Equivalents; (b) Investments by the Company or by any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary that is not subject to any Payment Restriction; (c) any Investments in the Company by any Restricted Subsidiary of the Company; Provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Securities and this Indenture; (d) Investments made by the Company or by its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.14 and (e) additional Investments in Unrestricted Subsidiaries or joint ventures not to exceed $2.0 million at any one time.

        "Permitted Liens" means, without duplication, each of the following:

        (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or other types of social security and similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public statutory obligations of such Person or deposits to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

        (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers, Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which the Company or any of its Restricted Subsidiaries have set aside on its books such reserves as may be required pursuant to GAAP;

           (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by GAAP, shall have been made therefor;

           (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

           (v) Liens to support trade letters of credit issued in the ordinary course of business;

           (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property which do not in any case materially detract from the value of the property subject thereto or do not interfere in any material respect with the ordinary conduct of the Company or any of its Subsidiaries;

           (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

           (viii) Liens in favor of the Company;

           (ix) Liens to secure Capitalized Lease Obligations in respect of Sale and Leaseback Transactions of property or assets not constituting Collateral to the extent consummated in compliance with the Indenture and the Security Documents; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries, other than the property or assets subject to such Capitalized Lease Obligation;

           (x) Liens in respect of Refinancing Indebtedness incurred to Refinance any of the Indebtedness set forth in clause (ix) above; provided that such Liens in respect of such Refinancing Indebtedness (I) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (II) do not extend to or cover any properties or assets of the Company or of any of the Company's Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced;

           (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers, acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

           (xii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company, including rights of offset and set-off;

           (xiv) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

           (xv) Liens securing Indebtedness under Currency Agreements;

           (xvi) Liens securing any Indebtedness under the Working Capital Facility; provided, however, that, such Liens extend solely to the categories of collateral which were the subject of Liens securing the Working Capital Facility as of the Issue Date;

           (xvii) Liens securing any Indebtedness under the Industrial Revenue Bonds; provided, however, that, such Liens extend solely to the collateral which were the subject of Liens securing the Industrial Revenue Bonds as of the Issue Date; and

           (xviii) Liens securing Indebtedness permitted under clause (xii) of the definition of Permitted Indebtedness; provided, however, that such Liens extend solely to the distributorship assets acquired with such Indebtedness.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Physical Security" has the meaning provided in Section 2. 1.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

        "Prior Liens" has the meaning assigned to such term in each Mortgage.

        "Qualified Capital Stock" means any capital stock that is not Disqualified Capital Stock.

        "Qualified Institutional Buyer" or IIQIBI, has the meaning specified in Rule 144A under the Securities Act.

        "Real Property" means those real properties listed on Schedule A hereto.

        "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

        "Reference Date" has the meaning set forth in Section 4.11.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company initially Incurred in accordance with Section 4.10 (other than pursuant to clause (ii), (iii), (iv), (v), (vi), (vii), (ix), (x) or (xii) of the definition of Permitted Indebtedness) or (B) any Refinancing by any Restricted Subsidiary of the Company of Indebtedness Incurred by such Subsidiary in accordance with clause (v) of the definition of Permitted Indebtedness, in each case (A) and (B) that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) such Refinancing Indebtedness is not Incurred more than three months prior to the complete retirement and defeasance of the Indebtedness being Refinanced with the proceeds thereof.

        "Registrar" has the meaning provided in Section 2.3.

        "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date between the Company and the Initial Purchaser.

        "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Related Business Investment" means any Investment, capital expenditure or other expenditure by the Company which is related to the business of the Company and its Restricted Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

        "Release Notice" has the meaning provided in Section 10.4.

        "Restricted Global Security" has the meaning set forth in Section 2.1.

        "Restoration" has the meaning assigned to such term in each of the Mortgages but generally means the restoration of all or any portion of the Collateral in connection with any destruction or condemnation thereof.

        "Restricted Payment" has the meaning set forth in Section 4.11.

        "Restricted Period" has the meaning set forth in Section 2. 1.

        "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.18. Any such designation may be revoked by a

Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.18.

        "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SEC" means the Securities and Exchange Commission.

        "Security Agreement" means the Security Agreement dated as of the date hereof between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified in accordance with its terms.

        "Security Documents" means, collectively, (i) the Security Agreement,
(ii) the Mortgages and (iii) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other instruments evidencing or creating security interests in favor of the Trustee (for its benefit and the benefit of the Holders) in all or any portion of the Collateral and all other documents or instruments executed in connection therewith, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms.

        "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Survey" means a survey of any parcel of Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction as of such date of delivery), (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

        "Surviving Entity" has the meaning set forth in Section 5. 1.

        "Taking" shall have the meaning assigned to such term in the Mortgages.

        "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of August 30, 1997 between the Company and TFH.

        "Temporary Regulation S Global Security" has the meaning set forth in
Section 2.1.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as it may be amended from time to time.

        "Trust Moneys" means all cash or Cash Equivalents received by the Trustee (a) upon the release of property from the Lien of this Indenture and/or the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; or (b) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority, or otherwise disposed of; or (c) pursuant to certain provisions of the Mortgage; or (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or (e) for application under this Indenture as provided in this Indenture or any Security Document, or disposition of which is not otherwise specifically provided for in this Indenture or in any Security Document; provided that Trust Moneys shall in no event include any property deposited with the Trustee for any Change of Control Offer or redemption or defeasance of any Securities.

        "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Division, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such succes-sor, and shall in addition include any Person designated or constituted as a co-trustee or separate trustee pursuant to Section 7.12 for the limited purposes of such designation or constitution.

        "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.18. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.18.

        "U.S. Government Obligations" has the meaning provided in Section
8.1(b).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities which normally have the right to vote in the election of directors are at the time owned directly or indirectly by the Company or any Wholly owned Restricted Subsidiary.

        "Working Capital Facility" means the Amended and Restated Loan and Security Agreement dated as of October 14, 1997, between the Company and Congress, as the same may be amended from time to time including any amendment among the Company, any Subsidiary of the Company and Congress, and any agreement evidencing the refinancing, modification, replace-ment, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

        SECTION 1.2. Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        (a) "Commission" means the SEC;

        (b) "indenture securities" means the Securities;

        (c) "indenture security holder" means a Securityholder;

        (d) "indenture to be qualified" means this Indenture;

        (e) "indenture trustee" or "institutional trustee means the Trustee;
      and

        (f) "obligor" on the indenture securities means the Company, or any other obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

        SECTION 1.3. Rules of Construction.

        Unless the context otherwise requires:

        (a) a term has the meaning assigned to it;

        (b) "or" is exclusive;

        (c) words in the singular include the plural, and words in the plural include the singular;

           (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

           (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.


                                   ARTICLE II

                                 THE SECURITIES

        SECTION 2.1. Form and Dating.

        The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A or Exhibit B annexed hereto, as the case may be, which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. The Company and the Trustee shall approve the form of the Securities and any notating legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

        The Initial Securities offered and sold in reliance on Rule 144A or to Institutional Accredited Investors shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A (collectively, and together with their Successor Securities, the "Restricted Global Security"), with such applicable legends as are provided for in Exhibit A or Ex-hibit M, registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

        Securities offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit M. Such temporary Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "Permanent Regulation S Global Security," substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit M. Such Permanent Regulation S Global Securities shall be regis-tered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the later of
(a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Issue Date.

        Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after (a) the expiration of the Restricted Period, (b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of Exhibit C hereto, and
(c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Exhibit D. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

        Upon:

        (i) the expiration of the Restricted Period;

           (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

           (iii) receipt by the Depository of:

                 (1) written instructions given in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

                 (2) a written order given in accordance with the Applicable
            Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

            (iv) (1) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, and (2) receipt by the Trustee of an Officers' Certificate stating that the Restricted Period has expired.

the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instruc-tions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

        Securities offered and sold in reliance on Regulation S, and Securities offered and sold in reliance on Rule 144A or to Institutional Accredited Investors may be originally issued at the request of the Holders thereof in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "Physical Securities") with appropriate legends. Beneficial owners of Physical Securities may request registration of such Physical Securities in their names or the names of their nominees.

        The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        If the Securities are to be issued in the form of Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent the entire principal amount so issued.

        Exchange Securities may be issued only in exchange for a like principal amount of: (a) Initial Securities pursuant to an Exchange Offer and (b) Class A Preferred Stock; provided that the conditions for such exchange are met and the maximum Class A Preferred Stock exchanged does not exceed $10.0 million in liquidation preference of such Class A Preferred Stock.

        The principal of and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby.
The principal of and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

        SECTION 2.2. Execution and Authentication.

        Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $60,000,000, (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities and (iii) Exchange Securities from time to time for issue in exchange for Class A Preferred Stock pursuant to clause (b)(ii)(B) of Section 4.10 in an aggregate principal amount not to exceed $10,000,000, in each case upon receipt of an Authentication Order in the form of an Officers, Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein and in the Security Documents have been complied with.

        The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication, whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $70,000,000, except as provided in Section 2.7.

        The Trustee shall not be required to authenticate Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights and protections as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

        SECTION 2.3. Registrar and Paying Agent.

        The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented or surrendered for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the forego-ing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

        The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days' notice to the Company.

        SECTION 2.4. Paying Agent To Hold Assets in Trust.

        Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest on the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i), (ii) or
(iii), upon written request to the Paying Agent, require such Paying Agent to distribute forthwith all assets so held by it to the Trustee and to account for any assets distributed. Upon making such distribution, the Paying Agent shall have no further liability for such assets delivered to the Trustee.

        The Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

        (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on the Se-curities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

           (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest; and

           (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for 2 years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an authorized newspaper in the Borough of Manhattan, City of New York, State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 2.5. Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

        SECTION 2.6. Transfer and Exchange.

        Subject to the provisions of Sections 2.15 and 2.16, when Physical Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.14, 4.17 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

        SECTION 2.7. Replacement Securities.

        If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

        SECTION 2.8. Outstanding Securities.

        The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in Section
8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

        If a Security is replaced pursuant to Section 2.7 , (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

        If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.9. Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

        SECTION 2.10. Temporary Securities.

        Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such ex-change, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

        SECTION 2.11. Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company directs the Trustee to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

        SECTION 2.12. Defaulted Interest.

        If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        SECTION 2.13. CUSIP Number.

        The Company in issuing the Securities may use a "CUSIP" number or numbers, and if so, such CUSIP number or numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number or numbers.

        SECTION 2.14. Deposit of Moneys.

        Prior to 11:30 A.M. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds in U.S. dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be.

        SECTION 2.15. Book-Entry Provisions for Global Security.

        (a) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security.

        (b) Transfers of a Global Security shall be limited to transfers in whole or in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

        (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if a Physical Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent

Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article II, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (b) above, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article II if such order, direction or request is given or made in accordance with the Applicable Procedures.

        (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

        (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (d) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A.

        (f) If an Initial Security is a Restricted Security and a Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form of Ex-hibit I or J hereto) to arrange for such an Initial Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

           (g) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Securities.

           SECTION 2.16. Special Transfer Provisions.

           (a) Transfers of Physical Securities to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the private placement legend substantially in the form of Exhibit A hereto ("Private Placement Legend"), if (x) the requested transfer is after _______________, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit L hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

           (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

           (b) Transfers of Physical Securities to QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

           (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

           (c) Certain Transfers and Exchanges.

           (i) Temporary Regulation S Global Security. If the holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (i). Upon delivery (a) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (b) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit E hereto and (c) by Euroclear or CEDEL, as the case may be, to the Trustee, as Security Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

           (ii) Restricted Global Security to Temporary Regulation S Global Security or Permanent Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (ii) and clause (vii) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth (i) in Exhibit F for holders taking delivery in the form of a beneficial interest in the Temporary Regulation S Global Security or (ii) in Exhibit G for holders taking delivery in the form of a beneficial interest in the Permanent Regulation S Global Security signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, by such specified principal amount.

           (iii) Temporary Regulation S Global Security or Permanent Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Temporary Regulation S Global Security or Permanent Regulation S Global Security at any time, wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (iii) and clause (vii) below; provided that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification respec-tively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit H signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount.

           (iv) Non-Global Restricted Security to Global Security. If the holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (iv) and clause (vii) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and
      (B) an appropriately completed certificate substantially in the form set forth in Exhibit I hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit i hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof as provided in Section 2.15 and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

           (v) Non-Global Permanent Regulation S Security to Restricted Global Security or Permanent Regulation S Global. If the Holder of a Permanent Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause (v) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, (B) (i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit K-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Exhibit K-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 2.15 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

           (vi) Other Exchange. Securities that are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (v) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Regulation S, or another exemption from the Securities
      Act) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

           (vii) Interests in Temporary Regulation S Global Security To Be Held Through Euroclear or CEDEL. Until the later of the expiration of the Restricted Period and the provision of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

           (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private

Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

           (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                   REDEMPTION

           SECTION 3.1. Notices to Trustee.

           If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

           The Company shall give each notice provided for in this Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

     SECTION 3.2.  Selection of Securities
                   To Be Redeemed.

     If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.3. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address and the Trustee and any Paying Agent.

     The notice shall identify the Securities to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the redemption price and the amount of accrued interest, if any, to be paid;

           (c) the name and address of the Paying Agent;

           (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

           (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

           (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

           (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption;

           (h) the CUSIP number or numbers, if any, pursuant to Section 2.13;
      and

           (i) the Section of the Securities or Indenture pursuant to which such Securities are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     SECTION 3.4. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

     SECTION 3.5. Deposit of Redemption Price.

     At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

     If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

     SECTION 3.6. Securities Redeemed in Part.

     Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1. Payment of Securities.

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

     An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

     SECTION 4.2. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 13.2 as an agency of the Company in accordance with Section 2.3.

     SECTION 4.3. Corporate Existence.

     Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries, to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that subject to Article X and the terms of any Security Document, the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

     SECTION 4.4. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including, without limitation, withholding taxes and any penalties, interest in addition to taxes) levied or imposed upon its or its Subsidiaries, income, profits or property and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which contested amounts adequate reserves have been made.

     SECTION 4.5. Maintenance of Properties; Insurance; Books and Records;
                  Compliance with Law.

     (a) Subject to, and in compliance with, the provisions of Sections 10.3 and 10.4 and to the provisions of the applicable Security Documents, the Company shall, and shall cause each of its Subsidiaries to, at all times cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

     (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance against loss or damage of the kinds that are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary for companies similarly situated in the industry.

     (c) The Company shall keep and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions which should be recorded therein and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     (d) The Company shall comply, and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     SECTION 4.6. Conduct of Business.

     The Company and its Restricted Subsidiaries shall not engage in any business which is not the same as or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company is engaged on the Issue Date.

     SECTION 4.7. Compliance Certificates.

     (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year, Officers, Certificates of the Company stating (i) that a review of the activities of the Company, as the case may be, during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each officer signing such certificate, the Company, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

     (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.8. Reports.

     (a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all reports that would be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

     (b) For so long as any of the Securities remain outstanding, the Company shall furnish to the Holders and beneficial Holders of Securities and to prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

     (c) The Company shall deliver to the Trustee such documents specified in
Section 4.8(a) within 15 days after filing the same with the Commission or, if the Commission will not accept such filings, within 15 days after the date on which the Company would have been required to file.

     SECTION 4.9. Further Assurance to the Trustee.

     The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and the Security Documents.

     SECTION 4.10. Limitation on Indebtedness.

     (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness; provided, however, that the foregoing will not prohibit (i) the Company from Incurring Permitted Indebtedness and (ii) any Restricted Subsidiary from Incurring Indebtedness pursuant to clauses (vi), (vii), and (viii) of the definition of Permitted Indebtedness.

     (b) Notwithstanding the foregoing limitations, (A) the Company may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence; (ii) immediately before and immediately after giving effect to such proposed Incurrence, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.0. and (B) after January 1, 1999, the Company may issue additional Securities in exchange for the Class A Preferred Stock if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed issuance thereof or would result as a consequence of such proposed issuance and (ii) immediately before and immediately after giving effect to such proposed issuance, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.25 to l.O.; provided, however, that (I) the aggregate principal amount of such additional Securities issued may not exceed $10,000,000, (II) at the time of issuance of any additional Securities, the Company shall have delivered to the Trustee a certificate of an Independent Financial Advisor certifying the Consolidated Fixed Charge Coverage Ratio,
(III) any such issuance of additional Securities shall be in a minimum principal amount of $1.0 million and (IV) no more than one such exchange may be effected in any fiscal quarter.

     (c) The Company shall not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

     SECTION IV.11.  Limitation on Restricted
                     Payments.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or through increases in the liquidation preferences on such Qualified Capital Stock) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or (d) make any Investment (other than Permitted Investments) in any Person (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness in accordance, with the Consolidated Fixed Charge Coverage Ratio test of paragraph (b) of Section 4.10 (as if such Restricted Payment had been made as of the first day of the Four Quarter Period), or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the board of directors of the Company) exceeds or would exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus loot of such loss) of the Company during the period (treating such period as a single accounting period) earned after the Issue Date and on or prior to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment (the "Reference Date"); plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.18), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Indenture; plus (E) without duplication of the immediately preceding subclause (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company); plus (F) $1,000,000.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, options or rights to acquire Qualified Capital Stock; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, either (A) solely in exchange for (I) shares of Qualified Capital Stock of the Company or (II) Indebtedness of the Company which has a Weighted Average Life to Maturity that is greater than the Weighted Average Life to Maturity of the Indebtedness being acquired and is subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being acquired, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Re-stricted Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness; (4) the issuance of additional Class A Preferred Stock as dividends on the Class A Preferred Stock; and (5) the issuance of additional Securities in exchange for Class A Preferred Stock to the extent permitted under clause (c) under Section 4.10. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) and (5) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers, certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     SECTION 4.12.  Limitation on Sale and Leaseback
                    Transactions.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction.
Notwithstanding the foregoing, the Company may enter into a Sale and Leaseback Transaction involving only the sale or transfer of assets acquired after the Issue Date and not constituting Collateral if: (i) after giving pro forma effect to any such Sale and Leaseback Transaction, the aggregate amount of Attributable Debt for all Sale and Leaseback Transactions effected pursuant to this Section 4.12 is less than $5,000,000; (ii) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property (as determined by the Company's Board of Directors); (iii) the aggregate rent payable (exclusive of the interest component thereof) by the Company in respect of such Sale and Leaseback Transaction is not in excess of the fair market rental value of the property leased pursuant to such Sale and Leaseback Transaction (as determined by the Company's Board of Directors); and
(iv) the Company shall apply the Net

Cash Proceeds of the sale as provided under Section 4.14, in the manner provided by the provisions of such covenant.

     SECTION 4.13. Limitation on Liens.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens (i) upon any item of Collateral other than the Liens granted to the Trustee (for the benefit of the Holders) pursuant to this Indenture and the Security Documents and the other Liens expressly permitted by the applicable Security Documents and (ii) upon any other properties or assets of the Company or of any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any proceeds therefrom, or assign or otherwise convey any right to receive income or profits thereon other than, with respect to this clause (ii),
(A) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (B) Permitted Liens.

     SECTION 4.14. Limitation on Sale of Assets.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of in such Asset Sale; (ii) at least 80!k of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; (iii) if such Asset Sale involves Collateral, (x) such Asset Sale is not between the Company and any of its Subsidiaries or between Subsidiaries of the Company and (y) the Company shall cause the cash consideration received in respect thereof to be deposited in the Collateral Account as and when received by the Company or by any Subsidiary of the Company and shall otherwise be in compliance with the provisions described under Section 11.3; and (iv) the Company or such Restricted Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, as follows:

           (a) first, to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof; provided that in the event any Net Cash Proceeds received in respect thereof are used to repay indebtedness outstanding under any revolving credit or other working capital type facilities (but excluding the Working Capital Facility) such facility is permanently reduced by the amounts thereof;

           (b) second, with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (a) and any Net Cash Proceeds received from an Asset Sale involving Collateral ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds, the "Available Proceeds Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders, up to a maximum principal amount (expressed as an integral multiple of $1,000) of Securities equal to the Available Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that the Company will not be required to apply pursuant to this paragraph (b) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are applied to a Related Business Investment, (other than an investment in inventory or other property not constituting Collateral or a category of Collateral) within 270 days of such Asset Sale and the property and assets so acquired are made subject to the Lien of this Indenture and the applicable Security Documents pursuant to the provisions described under Section 11.3 provided, that, any Non-Collateral Proceeds included in the Available Proceeds Amount, may be invested in inventory or other property not constituting Collateral (or a category of Collateral) and any property so acquired need not be made subject to the Lien under the Indenture. if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.14. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Proceeds Amount equal to or in excess of $3,500,000 resulting from one or more Asset Sales (at which time, the entire unutilized Available Proceeds Amount, and not just the amount in excess of $3,500,000, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders, the Company may obtain a release of the unutilized portion of the Available Proceeds Amount from the Lien of the Security Documents; and

          (c) all Net Proceeds and all Net Awards required to be delivered to the Trustee or the Collateral Agent pursuant to any Security Document shall constitute Trust Moneys and shall, to the extent received by the Company, be delivered by the Company to the Collateral Agent contemporaneously with receipt by the Company and be deposited in the Collateral Account. Net Proceeds and Net Awards so deposited that are required to be applied or may be applied by the Company to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Collateral Account under this Indenture, only in accordance with the Indenture. Net Proceeds and Net Awards so deposited that are not required to be applied to effect a Restoration of the affected Collateral under the applicable Security Document may only be withdrawn in accordance with this Indenture. All Collateral Proceeds shall constitute Trust Moneys and shall be delivered by the Company to the Collateral Agent and shall be deposited in the Collateral Account in accordance with this Indenture.

          The Company shall provide the Trustee with notice of an Asset Sale Offer at least 30 days before any notice of any Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee).

          Notice of an Asset Sale offer shall be mailed by the Company to all Holders (at their last registered address) with a copy to the Trustee and Paying Agent not less than 30 days nor more than 60 days before the Asset Sale Payment Date. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (i) that the Asset Sale Offer is being made pursuant to this Section 4.14;

          (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

          (iii) that any security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

          (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (vii) that if Securities in a principal amount in excess of the Available Proceeds Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (ix) the instructions that Holders must follow in order to tender their Securities.

          On or before the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities (subject to adjustment as contemplated by clause (vii) above), Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) cause the Trustee to liquidate the necessary amount of Permitted Investments and to deposit with the Paying Agent on the Asset Sale Payment Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trus-tee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders, the Company may retain (free and clear of the Lien of this Indenture and the Security Documents) any unutilized portion of the Available Proceeds Amount. The Paying Agent shall promptly deliver to the Company the balance of any such Trust Moneys held by the Paying Agent after payment to the holders of Securities as aforesaid. Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any loss incurred as a result of the liquidation of any Permitted Investments absent its gross negligence or willful misconduct.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

     (d)  No transaction or action otherwise permitted under this Section
4.14 shall occur until the Trustee shall have received an Officers' Certificate and an opinion of Counsel as to (i) the Company's compliance with this Section
4.14 and with the Security Documents and (ii) the fulfillment of all conditions precedent to such transaction or action.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.14 of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section
4.14 of the Indenture by virtue thereof.

     SECTION 4.15. Limitation on Dividend and other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any other Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or to any other Restricted Subsidiary of the Company (each such encumbrance or restriction, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture and the Security Documents; (3) customary nonassignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the assets or Capital Stock to be sold or disposed of; (7) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or (8) an agreement governing Refinancing Indebted-ness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; Provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (2), (4) or (5) .

     SECTION 4.16.  Limitation on Transactions with Affiliates.

     (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and promptly file the same with the Trustee.

     (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) Restricted Payments permitted by this Indenture; (iv) payments made under the Tax Sharing Agreement as in effect on the Issue Date or any amendment thereto or replacement agreement thereto so long as any such amendment or replacement is no less favorable to Holders than the original agreement as in effect on the Issue Date; and (v) management fees payable to Affiliates of the Company not to exceed $200,000 per annum in the aggregate.

     SECTION 4.17.  Change of Control.

     In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Trustee and the holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not later than 30 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

     Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the day prior to the Change of Control Payment Date (the "Termination Date"). The notice, which shall govern the terms of the

Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a)  that a Change of Control Offer is being made pursuant to this
     Section 4.17 and that all Securities will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons, business plans going forward).

          On the Termination Date the Company shall accept for payment Securities or portions thereof tendered pursuant to the Change of Control
Offer. on the Change of Control Payment Date, (i) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (ii) deliver to the Trustee the Securities so accepted together with an Officers, Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

     SECTION 4.18.  Limitation on Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.10 and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10.

     The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under Section 4.11 and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an Officers, Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

     For purposes of Section 4.11, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this Section 4.18, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

     SECTION 4.19.  Limitation on Guarantees by Subsidiaries.

     The Company shall not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness, unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable in all material respects to the Holders of the Securities than those contained in this Indenture.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed; or (iii) the redesignation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the terms of this Indenture.

     SECTION 4.20.  Impairment of Security Interest.

     Neither the Company nor any of its Subsidiaries shall take or omit to take any action which action or omission would have the result of impairing the security interest in the Collateral granted to the Collateral Agent, for the benefit of the

Trustee and for the benefit of the Holders, and the Company shall not grant to any Person, or suffer any Person to have (other than to the Trustee for the benefit of the Trustee and the Holders) any interest whatsoever in the Collateral, except as otherwise permitted by this Indenture and by the Security Documents. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than Permitted Liens pursuant to this Indenture, the Securities and the Security Documents.

     SECTION 4.21.  Conflicting Agreements.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from making any payments on or in respect of the Securities in accordance with the terms thereof and of this Indenture, as in effect from time to time, or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Securities, except as expressly permitted by this Indenture or the Security Documents.

     SECTION 4.22.  Limitation on Amendments to Certain Documents.

     The Company shall not, and shall not permit any Subsidiary of the Company to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, any of the Security Documents in any way which would be adverse to the Holders of the Securities or which would constitute a Default under this Indenture or a Default under any Security Document. The Company will not amend, supplement or modify any documents governing the terms of the Class A Preferred Stock unless any such amendment, supplement or modification is no less favorable to the Holders than the terms thereof on the Issue Date.

     SECTION 4.23.  Real Property.

     Prior to the authentication and delivery of any Securities pursuant to
Section 2.2, the Company will execute and deliver to the Trustee for the benefit of the Holders a Mortgage, as required or allowed by the law of the applicable jurisdiction, with respect to each Real Property listed on Schedule A attached hereto and incorporated herein by reference. The Trustee shall not have any responsibility to determine the sufficiency for the purposes of this Indenture of any Mortgage so executed and delivered.

     SECTION 4.24. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE V

                            SUCCESSOR CORPORATION

     SECTION 5.1.  When Company May Merge, Etc.

     The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or other-wise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, the Indenture, the Security Documents and the Registration Rights Agreement on the part of the Company to be performed or observed and the Company shall have taken all steps necessary or reasonably requested by the Trustee to protect and perfect the security interests granted or purported to be granted under the Security Documents;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this Section 5.1 (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
     (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge

     Coverage Ratio test of Section 4.10(b); provided that in determining the Consolidated Fixed Charge Coverage Ratio of the resulting transferee or surviving Person, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period;

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this
     Section 5.1 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

          (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers, Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 5.2.  Successor Entity Substituted.

     Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Security Documents.


                                  ARTICLE VI

                             DEFAULT AND REMEDIES


          SECTION 6.1.  Events of Default.

          (a)  An "Event of Default" occurs if:

          (i) the Company fails to pay interest (including any Additional Interest) on any Security for a period of 30 days or more after such interest becomes due and payable; or

          (ii) the Company fails to pay the principal on any Security, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); or

          (iii) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture or any Security Document which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding
     Securities (except in the case of a default with respect to Sections 4.14, 4.17, or 5.1, which will constitute Events of Default with notice but without passage of time); or

          (iv) (A) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay at final maturity the principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $3,000,000; or

          (v) one or more judgments in an aggregate amount in excess of $3,000,000 (which are not covered by third-party insurance as to which the insurer has not disclaimed coverage) shall be rendered against the Company or any of its Material Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vi) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors or

               (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of its properties, or

               (C) orders the liquidation of the Company or any of its Material Subsidiaries,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (viii) any Guarantee executed and delivered by a Restricted Subsidiary providing a guarantee of the payment and performance of the Company's obligations under the Indenture and the Securities ceases to be in full force and effect (other than in accordance with its terms) or any of the Security Documents cease to be in full force and ef-fect (other than in accordance with their respective terms), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any such Guarantee or Security Document is declared null and void, or the Company denies any of its obligations under any such Guarantee or Security Document; or

          (b) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a trust officer having knowledge of the Company or the issuance at the corporate trust office of the Trustee by the Company or any other Person.

          SECTION 6.2.  Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.1(vi) or (vii) with respect to the Company) occurs and is continuing, the Holders of at least 2501 in principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the written request of the Holders of not less than 25% in principal amount of the outstanding Securities shall declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(vi) or (vii) with respect to the Company occurs and is continuing, then the principal of and accrued interest on all the Securities shall ' ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of outstanding Securities may, by written notice to the Trustee, rescind such declaration of acceleration if: (a) all existing Events of Default have been cured or waived, other than the non-payment of principal of and accrued interest on the Securities that has become due solely as a result of such acceleration; (b) the rescission of acceleration would not conflict with any judgment or decree; (c) the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for expenses, disbursements and advances; and (e) in the event of the cure or waiver of an Event of Default of the type described in (vi) or (vii) of Section 6.1, the Trustee shall have received an Officers' Certificate and an opinion of Counsel that such event has been cured or waived; provided, however, that such counsel may rely, as to matter of fact, on a certificate or certificate of officers of the Company. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 6.3.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with Section 6.10.

          SECTION 6.4.  Waiver of Past Default.

          Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

          SECTION 6.5.  Control by majority.

          The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6. Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, provision of indemnity; and

          (e) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Security on or after the respective due dates set forth in such Security.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 6.7.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

          SECTION 6.8.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.9.  Trustee May File Proofs of Claim.

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Subsidiaries of the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article VI or pursuant to any of the Security Documents, it shall pay out such money in the following order:

          First: to the Trustee for amounts due under Section 7.7 and for amounts due under any of the Security Documents;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

          Fourth: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys, fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                 ARTICLE VII

                                   TRUSTEE


          SECTION 7.1. Duties of Trustee.

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Except as otherwise provided for in Section 7.1(g) below, money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Notwithstanding anything herein to the contrary, all Net Cash Proceeds delivered to the Trustee shall be invested on behalf of the Company in one or more Permitted Investments pursuant to the written directions of the Company delivered to the Trustee; Provided that the Trustee shall invest such Net Cash Proceeds as provided in Section 11.8 hereof until it has received such written directions. Such written directions shall specify the Permitted Investment into which the Net Cash Proceeds shall be invested and the maturity of such Permitted Investments, all subject to the requirements of this Indenture.

          (h) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.


          SECTION 7.2. Rights of Trustee.

          Subject to Section 7.1:


          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers, Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under any of the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents, in each case which will have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification will have an adverse effect on the interests of any Holder.

          (g) Subject to clause (a) of Section 7.1 hereof, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          SECTION 7.3.  Individual Rights of Trustee.

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.4.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Security Documents or the Collateral covered thereby, or of any insurance thereon, and it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Security Documents or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5.  Notice of Defaults.

          If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.

          To the extent required by TIA Section 313(a), within 60 days after May 1 of each year commencing with 1998 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and
(d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.7.  Compensation and Indemnity.

          The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder or under the Security Documents. The Trustee's, the Collateral Agent's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Collateral Agent, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Collateral Agent's, the Paying Agent's and the Registrar's agents and counsel.

          The Company shall indemnify the Trustee, the Collateral Agent, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture or the Secu-rity Documents and their respective duties hereunder or thereunder.
Each of the Trustee, the Collateral Agent, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Collateral Agent, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Collateral Agent, the Paying Agent or the Registrar through the Trustee's, the Collateral Agent's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, gross negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Collateral Agent, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, the Collateral Agent, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. To the extent the same entity serves in different capacities, it may assert the lien on its behalf in relation to each of those capacities.

          When any of the Trustee, the Collateral Agent, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b)  the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, at the expense of the Company, transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as collateral agent or mortgagee under each of the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor collateral agent or mortgagee under each of the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee (and successor collateral agent or mortgagee, as applicable, under each of the Security Documents) provided such corporation shall be otherwise qualified and eligible under this Article VII.

          SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11.  Preferential Collection of Claims Against Company.

          Upon this Indenture being qualified under the TIA, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Securities.

          SECTION 7.12.  Co-Trustee.

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of the Holders, or 25% of the Holders of the outstanding Securities shall in writing so request the Trustee and the Company, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Trustee and the Company, either to act as co-trustee or co-trustees (each, a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee may act under the foregoing provisions of this Section without the concurrence of the Company.
The Company hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies.

          (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.8, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trus-tees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Trustee, or by the trustee alone pursuant to this Section.


                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1.  Termination of Company's Obligations.

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) pursuant to Article III, the Company shall have (i) given notice to the Trustee of the redemption of all of the Securities and (ii) either (x) mailed to Holders notice(s) of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice(s) or (y) deposited with the Trustee such notice(s) of redemption, together with irrevocable instructions to the Trustee to mail such notice(s) to Holders in accordance with Section 3.3;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

          (c) the Company shall have delivered to the Trustee an Officers, Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and 8.5 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2.  Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Section 7.7,
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Section
4.6 and Sections 4.9 through 4.23 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
     Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trus-tee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

          (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default with respect to the Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such Incurrence) or, insofar as Sections 6.1(a)(vi) and (vii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America, reasonably acceptable to the Trustee, stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; provided, however, such opinion of counsel shall not be required if the Securities will become due and payable within one year of the Maturity Date or are to be called for redemption within one year pursuant to arrangements which are satisfactory to the Trustee;

          (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an opinion of Counsel in the United States of America, reasonably acceptable to the Trustee, to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vi) in the case of an election under either paragraph (b) or (c) above, an opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company other than the Securities, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

          (vii) the Company shall have delivered to the Trustee an officers, Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; provided, however, that such counsel may rely as to matters of fact on a certificate or certificates of officers of the Company;

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding
Securities.

          Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 8.3.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.4.  Repayment to Company.

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers, Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers, Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder at the address of such holder appearing in the Security Register entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.5.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX
                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.  Without Consent of Holders.

          The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture, the Securities or any Security Document without notice to or consent of any Securityholder:

          (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c)  to comply with any requirements of the SEC under the TIA;

          (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (e) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the payment and performance of their obligations under this Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise;

          (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12; or

          (g) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.2.  With Consent of Holders.

          Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Trustee may amend or supplement this Indenture, the Securities or any of the Security Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

          (a) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Security Documents;

          (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest including defaulted interest on any Security;

          (c) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (d) make any Notes payable in money other than that stated in the Notes;

          (e) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default;

          (f) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer (including the definition of Change of Control), or, after the Company's obligation to purchase the Notes arises thereunder, an Asset Sale Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any Asset Sale Offer;

          (g)  adversely affect the ranking of Notes; or

          (h) adversely affect the Liens on any material portion of the Collateral.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.3.  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture, the Security Documents or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under TIA Section 316(b).

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 9.5.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.6.  Trustee To Sign Amendments, Etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.


                                  ARTICLE X

                              SECURITY DOCUMENTS

          SECTION 10.1.  Collateral and Security Documents.

          (a) In order to secure the due and punctual payment of principal of and interest on the Securities when and as the same shall become due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Collateral Agent, the Holders or the Trustee under this Indenture, the Company and the Collateral Agent for the benefit of the Trustee and the Holders have simultaneously with the execution of this Indenture entered into the Security Documents, pursuant to which the Company has granted to the Collateral Agent for the benefit of the Trustee and the Holders a first priority Lien on and security interest in the Collateral. The Collateral Agent and the Company hereby agree that the Collateral Agent holds the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as Trustee, and for the benefit of the Holders pursuant to the terms of the Security Documents.

          (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, the Indenture, the Intercreditor Agreement (including, without limitation, Section 2.1 of the Intercreditor Agreement) and the Subordination Agreement, as any of the same may be amended or replaced from time to time pursuant to the provisions of the Security Documents, the Intercreditor Agreement and this Indenture and authorizes and directs the Trustee in its capacity as Collateral Agent to act as mortgagee or secured party with respect thereto.

          (c) The Trustee shall (i) in its capacity as Trustee and Collateral Agent execute that certain Environmental Indeminity agreement (the form of which is attached hereto as Exhibit Q), dated as of the dte hereof, between Trustee and the Company (ii) in its capacity as Collateral Agent and Trustee execute the Intercreditor Agreement.

          (d) Pursuant to the terms and provisions of this Indenture, Trustee has been authorized and directed to serve in the capacity of both Trustee and Collateral Agent. Notwithstanding the foregoing, Collateral Agent shall be entitled to, inter alia, the same rights and protections and limitations on liability as accorded the Trustee pursuant to Section 7.1 and 7.2 of this Indenture.

          (e) Whenever in this Indenture, the Security Documents or the Intercreditor Agreement the Trustee or Collateral Agent may consent to actions or exceptions, the Trustee or Collateral Agent may condition any such consent upon receipt of written consent and direction from a majority or more of the Holders.

          SECTION 10.2.  Recording; Priority; Options, Etc.

          (a) The Company shall at its sole cost and expense, and shall cause any of its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including, without limitation, any filings in local real estate land record offices, which are necessary or advisable and shall do or cause to be done, as the case may be, such other acts and execute such other documents as may be required under of the Security Documents, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and perfected first priority Lien on the Collateral, subject only to Prior Liens and to fully preserve and protect the rights of the Trustee and the Holders under this Indenture.

          The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Collateral Agent or the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Collateral Agent or the Trustee. Notwithstanding the foregoing, neither the Collateral Agent nor the Trustee shall have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Collateral Agent or the Trustee upon receipt of written notice that such taxes are due and owing.

          (b)  The Company shall furnish to the Trustee:

          (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel either substantially to the effect that, in the Opinion of such Counsel, including, without limitation, financing statements, the Security Documents create a valid Lien on the Collateral as security for payment of the Secured Obligations (as defined in the Security Agreement) in all of the Company's right, title and interest in and to all personal property included within the definition of the term Pledged Collateral (as defined in the Security Agreement) in which a security interest can be granted under the uniform commer-cial code in the states of Illinois, New York and California (the "Applicable Uniform Commercial Code") (the "Code Collateral") and that such counsel has examined the financing statement (the "Financing Statements") to be filed in the filing offices (the "Filing Offices") with respect to the Lien granted to the Trustee pursuant to the Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Security Documents with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the Lien on the Collateral granted to the Trustee under such Security Documents in respect of all Code Collateral in which a Lien on the Collateral may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the Lien on the Collateral granted to the Trustee pursuant to such Security Documents in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the Applicable Uniform Commercial Code;

          (ii) at the time of execution and delivery of this Indenture, with respect to each Mortgage, a policy of title insurance (or a commitment to issue such a policy) which may be issued pursuant to an endorsement to any existing policy or commitment insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described therein, subordinate only to those Liens specified in the Mortgage as "Permitted Liens," in an amount not less than the Fair Market Value of such Real Property and fixtures, which policy (or commitment) shall (a) be issued by Chicago Title Insurance Company, (b) have been supplemented by the following endorsements, to the extent available at commercially reasonable rates: contiguity, first loss, last dollar, usury, doing business and so-called comprehensive coverage over covenants and restrictions and (c) contain only such exceptions to title as shall be Prior Liens (as defined in the Mortgages);

          (iii) within 30 days after January 1 in each year beginning with January 1, 1998, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, rerecordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Liens;

          (iv) within 90 days after the Issue Date, with respect to each Real Property located in California, a survey certified to the Collateral Agent and the Trustee and the title insurance company issuing the title commitments referred to in clause (ii) above in such form as shall be required by the title insurance company to issue a comprehensive endorsement in customary form; and

          (v) at least annually a Certificate of Insurance detailing the coverages) for each mortgaged property secured by this Indenture and the Security Documents.

          SECTION 10.3.  Disposition of Collateral Without Release.

          (a) Notwithstanding the provisions of Section 10.4, so long as no Event of Default shall have occurred and be continuing, the Company (and any Restricted Subsidiaries, with respect to any Collateral pledged by Restricted Subsidiaries), may, without any release or consent by the Collateral Agent or the
Trustee:

          (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding in value in any one calendar year the lesser of $25,000 or one percent of the principal amount of the Securities at the time outstanding;

          (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not, in the reasonable opinion of the Board of Directors of the Company, impair the usefulness of such property in the conduct of the Company's business, as applicable, and will not materially adversely affect the interests of the Holders;

          (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

          (iv) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interests in land (other than leases), if in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution if it involves Collateral having a Fair Market Value in excess of the lesser of $100,000 or 1% of the aggregate principal amount of the outstanding Securities), such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired;

          (v) grant a non-exclusive license of any Patent, Trademark or Copyright (each as defined in the relevant Security Document);

          (vi) abandon any Patent, Trademark or Copyright where subsequent applications relating to such Patent, Trademark or Copyright have been filed with respect to similar subject matter or where the Company, in its reasonable business judgment, concludes that such abandonment is in the best interest of the Company;

          (vii) grant leases in respect of any Real Property in the event that the Company determines that such Real Property is no longer useful in the conduct of the Company's business; provided, however, that any such lease shall by its terms be subject and subordinate to the Lien of the Mortgage affecting such Real Property;

          (viii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents; provided, however, that any altered or substituted leases, contracts or rights-of-way shall forthwith be made subject to the Lien of the Security Documents to the same extent as those previously existing; and provided, further, that if the Company shall receive any money or property in excess of its expenses in connection with such termination, cancellation, release, alteration or substitution, to the extent it exceeds $250,000 (in which case all of the money so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a

     Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof or otherwise subjected to the Lien of the Security Documents; or

          (ix) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that after the surrender or modification of any such franchise, license or permit, the Company shall still, in the reasonable opinion of the Board of Directors of the Company, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that if the Company shall be entitled to receive any money or property in excess of its expenses in connection with such surrender or modification, to the extent it exceeds $250,000 (in which case all of the money so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof or otherwise subjected to the Lien of the Security Documents.

          (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.3 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee and/or the Collateral Agent shall promptly execute such an instrument upon delivery to the Trustee of (i) an Officers, Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 10.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and
(ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company in conformity with a designated subsection of Section 10.3(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 10.3.

          Any disposition of Collateral made in strict compliance with the provisions of this Section 10.3 shall be deemed not to impair the Lien of the Security Documents in contravention of the provisions of this Indenture.

          SECTION 10.4.  Release of Collateral.

          In addition to its rights under Sections 10.3 and 10.5, the Company (and any Restricted Subsidiary with respect to any Collateral pledged by such Restricted Subsidiary) shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys (but other than Trust Moneys constituting Collateral Proceeds), which are subject to release from the Lien of the Security Documents as provided under Article XI), upon compliance with the requirements and conditions of this Section 10.4, and the Trustee shall promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee (other than in the case of Section 10.4(d)) of a Release Notice (as hereinafter defined) requesting such release and describing the property to be so released, together with delivery of the following, among other matters:

          (a) If the property to be released has a book value of at least $5,000,000, a Board Resolution of the Company requesting such release and authorizing an application to the Trustee therefor.

          (b) An Officers, Certificate of the Company, dated not more than 30 days prior to the date of the application for such release, and signed also, in the case of the fol-lowing clauses (ii) and (iv) by an Appraiser or, if such property consists of securities, by a Financial Advisor, in each case stating in substance as to certain matters, including the following:

               (i) that, in the opinion of the signers, the security afforded by the Security Documents will not be impaired by such release in contravention of the provisions of this Indenture, and that either (1) the Collateral to be released is not Collateral Proceeds and is not being replaced by comparable property, has a net book value of less than $750,000, and is not necessary for the efficient operation of the Company's and its Subsidiaries, remaining property or in the conduct of the business of the Company and its Subsidiaries as conducted immediately prior thereto, (2) the Collateral to be released is Trust Moneys representing Collateral Proceeds that are not required or cannot possibly be required through the passage of time or otherwise, to be used to purchase the Securities pursuant to Section 4.14; or (3) the Collateral to be released is being released in connection with an Asset Sale of such Collateral and the net proceeds (as defined in Section 10.4(d)) from such Asset Sale are being delivered to the Trustee (if required by Section 4.14) in accordance with, and to the extent required by, the provisions of Section 10.4(d);

               (ii) that, except in the case of a release referred to in 10.4(b)(i)(2), that the Company has either disposed of or will dispose of the Collateral so to be released in compliance with all applicable terms of this Indenture and for a consideration representing, in the opinion of the signers, its fair value, which consideration may, subject to any other provision of this Indenture, consist of any one or more of the following: (A) cash or Cash Equivalents, (B) obligations secured by a purchase money Lien upon the property so to be released and (C) any other property or assets that, in each case, upon acquisition thereof by the Company, would be subject to the Lien of the Security
          Documents (except as provided in Section 10.4(d)) and subject to no Lien other than certain Liens which, under the applicable provisions of the Security Documents relating thereto, are permitted to be superior to the Lien of the Trustee therein for the benefit of the Holders herein and therein, all of such consideration to be briefly described in the certificate;

               (iii)  that no Event of Default has occurred and is continuing;

               (iv) the Fair Value, in the opinion of the signers, of the property to be released at the date of such application for release; provided, however, that it shall not be necessary under this clause
          (iv) to state the Fair Value of any property whose fair value is certified in a certificate of an Independent Appraiser or Independent Financial Advisor under Section 10.4(c); and

               (v) that all conditions precedent herein provided for relating to the release of the Collateral in question have been complied with.

          (c) If (i) the fair value of the property to be released and of all other property released from the Lien of the Security Documents since the commencement of the then current calendar year, as shown by certificates required by Section 10.4(b), is 100i or more of the aggregate principal amount of the Securities outstanding on the date of the application, and
     (ii) the Fair Value of the Collateral to be so released, as shown by the certificate filed pursuant to paragraph (b) of this Section 10.4, is at least $250,000 and at least l. of the aggregate principal amount of the Securities outstanding on the date of the application, a certificate of an Independent Appraiser, or if such property consists of securities, a certificate of an Independent Financial Advisor, stating:

               (1) the then fair value, in the opinion of the signer, of the property to be released; and

               (2) that such release, in the opinion of the signer, will not impair the Lien of any of the Security Documents in contravention of its terms.

          (d) The net proceeds (excluding any Collateral Proceeds from any Asset Sale which are not required, or cannot possibly be required, through the passage of time or otherwise, to be used to purchase or redeem Securities under Section 4.14) or, if the Collateral so to be released is subject to a Prior Lien, a certificate of the trustee, mortgagee or other holder of such prior Lien permitted by the Security Documents that it has received such net proceeds (except to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto) and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such net proceeds remaining after the discharge of such Indebtedness secured by such Prior Lien permitted by the Security Documents; and, if any property other than cash, Cash Equivalents or obligations is included in such net proceeds, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the opinion of Counsel to be given pursuant to Section 10.4(e), to subject to the Lien of the Security Documents all the right, title and interest of the Company in and to such property.

          For the purposes of this Section 10.4(d), "net proceeds" means any cash, Cash Equivalents, obligations or other property received on the sale, transfer, exchange or other disposition of Collateral to be released, less a proportionate share of (i) brokerage commissions and other reasonable fees and expenses related to such transaction and (ii) any provision for any Federal, state or local taxes payable as a result of such sale, transfer, exchange or other disposition.

          (e) One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect

          (i) that any obligation included in the consideration for any property so to be released and to be received by the Trustee pursuant to
     Section 10.4(d) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles, creditors, rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected first priority Lien to the extent obtainable by filing or possession and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the applicable Security Documents all the right, title and interest of the Company in and to any property, other than cash, Cash Equivalents and obligations, that is included in the consideration for the Collateral so to be released and is to be received by the Trustee pursuant to Section 10.4(d), subject to no Lien other than Liens of the type permitted by the applicable Security Documents, or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release, (v) in case any part of the money or obligations referred to in
     Section 10.4(d) has been deposited with a trustee or holder of a Prior Lien that the Collateral to be released, or a specified portion thereof, is or immediately before such release was subject to such Prior Lien permitted by the Security Documents and that such deposit is required by such Prior Lien permitted by the Security Documents and (vi) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with.

          (f) If the Collateral to be released is only a portion of a discrete parcel of Real Property, evidence that a title insurance company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage.

               (g) If the Collateral to be released is Mortgaged Property having a fair value in excess of $250,000, the Company shall have delivered to the Trustee a Survey depicting the Real Property to be released.

               In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as the Trustee may reasonably require.

               The Company shall exercise their rights under this Section 10.4 by delivery to the Trustee of a notice (each, a "Release Notice"), which shall
(i) refer to this Section 10.4, (ii) contain all the resolutions, certificates, opinions, title insurance endorsements, Surveys and such other documents and statements as are required pursuant to this Section 10.4 (including, without limitation, the Officers, Certificate required pursuant to Section 10.4(b)),
(iii) describe with particularity the items of property proposed to be covered by the release and (iv) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice and the satisfaction of the requirements of this Section 10.4.

          Notwithstanding the foregoing provisions of this Section 10.4, the Company may obtain a release of Available Proceeds Amounts required to purchase Securities pursuant to an Asset Sale Offer on an Asset Sale Payment Date by directing the Trustee in writing to cause to be applied such Available Proceeds Amounts to such purchase in accordance with Section 4.14 and Article XI.

          In case an Event of Default shall have occurred and be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 10.4 only if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 10.4 shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a)(i) or (ii).

          All cash or Cash Equivalents received by the Trustee pursuant to this
Section 10.4 shall be held by the Trustee for the benefit of the Holders, as Trust Moneys subject to application as provided in this Section 10.4 (in the case of any Net Cash Proceeds from Asset Sales) or in Article XI. All purchase money and other obligations received by the Trustee pursuant to this Section
10.4 shall be held by the Trustee for the benefit of the Holders, as Collateral.

          Any releases of Collateral made in strict compliance with the provisions of this Section 10.4 shall be deemed not to impair the security interests created by the Security Documents in favor of the Trustee, for the benefit of the holders, in contravention of the provisions of this Indenture.

          SECTION 10.5.  Substitute Collateral.

          The Company may, at its option, obtain a release of any of the Collateral constituting Equipment by subjecting other Equipment used or to be used in the business of the Company to the Lien of any Security Document or a similar instrument in place of and in exchange for any of the Collateral to be released, if such substitute Equipment has a fair value equal to or greater than the Collateral to be released ("Substitute Collateral"), upon presentation to the Trustee of the following documents:

          (a) an application of the Company requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefor;

          (b) the resolutions, certificates, opinions and other statements required by the provisions of Section 10.4 (other than Section 10.4(b)(1)), as applicable, in respect of any of the Collateral to be released;

          (c) an Officers' Certificate, also signed by an Independent Appraiser, stating in substance the Fair Market Value, in the opinion of the signers, of the Substitute Collateral and the Collateral to be released;

          (d) an instrument or instruments in recordable form sufficient for the Lien of the Security Documents to cover the Substitute Collateral;

          (e) an Opinion of Counsel stating that the Lien of the Security Documents constitutes a valid and perfected Lien on such Substitute Collateral and an opinion of Counsel in the jurisdiction in which the Substitute Collateral is located substantially in the form of the local counsel opinions delivered on the Closing Date and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the Company and the Substitute Collateral encumbered thereby;

          (f) an Officers' Certificate of the Company stating that (i) any specific exceptions to such Lien are Liens of the character which were permitted to be Prior Liens under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral and (ii) the Fair Market Value of all Collateral released pursuant to this Section 10.5 during the then current calendar year does not exceed in the aggregate $10,000,000; and

          (g) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Substitute Collateral to the Lien of any applicable Security Document and to perfect such Liens.

          SECTION 10.6.  Eminent Domain and Other Governmental Takings.

          Subject to the provisions of the Security Documents, upon the occurrence of a Taking, or should any of the Collateral be sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such taking or purchase, but only upon receipt by the Trustee of the following:

          (a) an officers, Certificate stating that a Taking has occurred with respect to such property and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a state, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

          (b) any Net Award, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XI and the applicable Security Documents; provided, however, that, in lieu of all or any part of such Net Award, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such Net Award, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Collateral Agent; and

          (c)  an opinion of Counsel substantially to the effect:

               (1) that a Taking has occurred with respect to such property or such property has been sold pursuant to the exercise of a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

               (2) in the case of any Taking, that the Net Award for the property so taken has become final or that the Board of Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Securities;

               (3) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

               (4) in case, pursuant to Section 10.6(b), the Net Award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortga-gee or holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

               (5) that the instrument or the instruments and the Net Award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

          In any proceedings for the Taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company.

          All cash or Cash Equivalents received by the Trustee pursuant to this
Section 10.6 shall be held by the Trustee as Trust Moneys under Article XI subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 10.6 shall be held by the Trustee as Collateral subject to application as provided in Section 10.11.

          SECTION 10.7.  Trust Indenture Act Requirements.

          The release of any Collateral, whether pursuant to Article X or XI, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pur-suant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Company shall cause Trust Indenture Act
Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company, except in cases in which Trust Indenture Act
Section 314(d) requires that such certificate of opinion be made by an independent person.

          SECTION 10.8.  Suits To Protect the Collateral.

          Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including, without limitation, power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or the Lien of the Security Documents or be prejudicial to the interests of the Holders or the Trustee). The Company shall be liable for the costs and expenses of the Trustee including fees and expenses of its counsel in connection with its actions under this Section 10.8.

          SECTION 10.9.  Purchaser Protected.

          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article X to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

          SECTION 10.10.  Powers Exercisable by Receiver or Trustee.

          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article X.

          SECTION 10.11.  Disposition of Obligations Received.

          All purchase money or other obligations received by the Trustee under this Article X shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Securities pursuant to Section 4.14, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article XI subject to application as therein provided. Unless and until the Securities are accelerated, pursuant to Section 6.2, all interest and other income on any such obliga-tions, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 11.7. If the Securities have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.

          SECTION 10.12.  Determinations Relating to Collateral.

          In the event (i) the Trustee shall receive any written request from the Company under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Agent shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Security Document, then, in each such event, the Trustee or the Collateral Agent, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee or the Collateral Agent, as applicable, on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee or the Collateral Agent, as applicable, pursuant to Section 7.7 hereof). The Trustee or the Collateral Agent, as applicable, shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.5.

          SECTION 10.13.  Renewal and Refunding.

          Nothing in this Article X shall prevent (a) the renewal or extension, without impairment of the Lien of the Security Documents, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any corporation included in the Collateral or (b) the issue in substitu-tion for any such obligations or Indebtedness of other obligations or Indebtedness of such corporation for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Trustee.

          SECTION 10.14.  Release upon Termination of the Company's Obligations.

          In the event that the Company delivers an officers, Certificate certifying that all of their respective obligations under the Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents and (ii) not be deemed to hold such Liens for the benefit of the Holders.


                                  ARTICLE XI

                         APPLICATION OF TRUST MONEYS


          SECTION 11.1.  "Trust Moneys" Defined.

          All cash or Cash Equivalents received by the Trustee in accordance with the terms of the Indenture and the Security Documents:

          (a) upon the release of property from the Lien of any of the Indenture and/or the Security Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

          (b) as a Net Award or Net Awards upon the Taking of all or any part of the Collateral; or

          (c) as Net Proceeds upon the Destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

          (d)  pursuant to the provisions of a Mortgage; or

          (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or

          (f) for application under this Article XI as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 4.17 or Articles III or VIII or delivered to or received by the Trustee pursuant to Section 6.10 hereof) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, such Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article XI.

          On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article XI.

          SECTION 11.2.  Retirement of Securities.

          Except as otherwise required by the Security Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, on any Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an offer to purchase under Section 4.14, or a Change of Control Offer under Section 4.17, as the Company shall request in writing, upon receipt by the Trustee of the following:

          (a) Board Resolutions of the Company directing the application pursuant to this Section 11.2 of a specified amount of Trust Moneys and, if such moneys are to be applied to payment, designating the Securities so to be paid and, if such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

          (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

          (c) an officers, Certificate, dated not more than five Business Days prior to the date of the relevant application stating (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

          (d) an opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph (b) of this
Section 11.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

          To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.16 and the Company has made an Asset Sale Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Asset Sale Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) A notice which shall (A) refer to this Section 11.2 and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Securities pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released to the Company;

          (b) An officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 4.14, (B) there is no Default or Event of Default in effect or continuing on the date hereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

          (c)  All documentation required under TIA Section  314(d); and

          (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          SECTION 11.3.  Withdrawals of Insurance Proceeds and Condemnation
                         Awards.

          To the extent that any Trust Moneys consist of either (a) any Net Proceeds or (b) any Net Award or the proceeds of any of the Collateral subject to a Taking or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by the Company by the proper officer or officers of the Company to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses
     (i), (iv) and (vi), by an Appraiser or Financial Advisor, certifying:

               (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Value thereof to the Company at the date of the acquisition thereof by the Company, except that it shall not be necessary under this clause (i) to state the Fair Value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose Fair Value is stated in the Independent Appraiser's or Independent Financial Advisor's certificate under paragraph
     (c) of this Section 11.3;

          (ii) that no part of such expenditures in any previous or then pending application has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 11.3;

          (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendorls, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

          (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

          (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $250,000, and 1% of the aggregate principal amount of the outstanding Securities; and, if all of such facts are present, such part of such repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's or Independent

     Financial Advisor's certificate as to the Fair Value to the Company of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 11.3;

          (vi) that no Default or Event of Default shall have occurred and be continuing; and

          (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

     (b)  all documentation required under TIA Section  314(d).

     (c) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (vi) of paragraph (a) of this Section 11.3, a certificate of an Independent Appraiser or Independent Financial Advisor stating the fair value to the Company, in such Independent Appraiser's or Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company.

     (d) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

          (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

          (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected first priority mortgage Lien on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated by Section 10.2(b)(ii), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 10.2(b)(ii) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the first priority Lien of the applicable Mortgage;

          (3) in the event such repairs, rebuildings or replacements have a fair value in excess of $250,000, a Survey with respect thereto; and

          (4) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

     (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

          (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

          (2) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee

     (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document.

     (e)  An Opinion of Counsel substantially stating:

          (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture or any other Security Document, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 11.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.3

          (ii) that the Company has acquired title to such repairs, rebuildings and replacements at least the equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any of the Security Documents, except Liens of the type permitted under the applicable Security Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taking; and

          (iii) that all of the Company's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

          Upon compliance with the foregoing provisions of this Section 11.3, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 11.3, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers, Certificate (and in such Independent Appraiser's or
Independent Financial Advisor's certificate, if required by paragraph (b) of this Section 11.3), whichever is less.

          SECTION 11.4.  Withdrawal of Trust Moneys for Reinvestment.

          To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to Section 4.14 and the Company intends to reinvest such Net Cash Proceeds in a manner that would constitute a Related Business Investment, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a written request by the Company by the proper officer or officers of the Company, to reimburse the Company for expenditures made or to pay costs incurred by the Company in connection with such Related Business Investment, upon receipt by the Trustee of the following:

          (a) If the Related Business Investment to be made is an investment in Real Property, the Company shall also deliver to the Trustee and the Collateral Agent:

               (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

               (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Prior Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers, Certificate stating that any specific exceptions to such title insurance are Prior Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale, together with such endorsements and other opinions as are contemplated by Section 10.2(b)(ii);

               (iii) in the event such Real Property has a fair market value in excess of $250,000, a Survey with respect thereto; and

               (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien.

          (b) If the Related Business Investment is a personal property interest, the Company shall deliver to the Trustee and the Collateral
     Agent:

               (i) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

               (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Security Document and to perfect such Lien.

          (c)  all documentation required under TIA Section  314(d); and

          (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein relating to such application of Trust Moneys have been complied with.

          SECTION 11.5.  Powers Exercisable Notwithstanding Event of Default.

          In case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior
Lien), may do any of the things enumerated in Sections 11.2 and 11.3 if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 11.5 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a)(i) or (ii).

          SECTION 11.6.  Powers Exercisable by Trustee or Receiver.

          In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XI conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XI. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

          SECTION 11.7.  Disposition of Securities Retired.

          All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article XI, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed by the Company. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

          SECTION 11.8.  Investment of Trust Moneys.

          All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents or, with respect to Net Cash Proceeds from Asset Sales, in any Permitted Investments pursuant to the direction of the Company which shall specify the Permitted Investment in which such Net Cash Proceeds shall be invested and the maturity date of such investment, as provided in Section 4.14. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents or Permitted Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents and Permitted Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents or Permitted Investments.

          The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.8.

                                 ARTICLE XII

                                MISCELLANEOUS

          SECTION 12.1.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.2.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

          (a)  if to the Company:

               TOM'S FOODS INC.
               900 8th Street Columbus, Georgia 31902
               Attention: Chief Financial officer

          (b)  if to the Trustee:

               IBJ SCHRODER BANK & TRUST COMPANY
               One State Street
               New York, New York 10004
               Re:  Tom's Foods Inc.
               Attention:  Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.3.  Communications by Holders with other Holders.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 12.4. Certificate and Opinion of Counsel as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers, Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) if requested by the Trustee, an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an Independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

          SECTION 12.5. Statements Required in Certificate and Oipinion of Counsel.

          Each certificate and opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 12.6.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.7.  Legal Holidays.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 12.8.  Governing Law.

          The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

          SECTION 12.9.  No Recourse Against Others.

          A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

          SECTION 12.10.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.11.  Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.12.  Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 12.13.  Table of Contents, Headings, Etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    TOM'S FOODS INC.


                                    By /s/ S. Albert Gaston
                                      -----------------------------------
                                      Title: Sr VP & CFO


                                   IBJ SCHRODER BANK & TRUST COMPANY, as
                                   Trustee and as Collateral Agent


                                    By /s/ Terence Rawlins
                                      -----------------------------------
                                      Title:  Assistant Vice President